FOR IMMEDIATE RELEASE

Media Contact:

investors@trutanklessinc.com

480-275-7572

Trutankless, Inc. Announces 1-for-8 Reverse Stock Split

Shares of Common Stock Will Begin Trading on Split-Adjusted Basis

September 27th, 2021

(PHOENIX) September 24th, 2021 – PHOENIX, /PRNewswire/ -- Trutankless, Inc. (OTCQB: TKLS) manufactures an award-winning line of smart electric tankless water heaters. Trutankless today announced that its Board of Directors has approved a 1-for-8 reverse split (the "Reverse Stock Split") of its issued and outstanding common stock (the "Common Stock") that will become effective on Monday, September 27th, 2021. The Common Stock will begin trading on a split-adjusted basis on that day under the new CUSIP number, 89842T200.

At the Effective Time, every eight issued and outstanding shares of the Company’s common stock will be converted into one share of the Company’s common stock, respectively. Once effective, the reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 104 Million shares to approximately 13 Million shares. No fractional shares will be issued in connection with the reverse stock split, and all fractional shares will be rounded up to the next whole share. The reverse stock split will not modify any rights or preferences of the Company’s common stock. There will be no change to the number of authorized shares or par value of the Company’s common or preferred stock following the effectiveness of the reverse split.

Beginning Monday, September 27th, the company will trade under the ticker symbol TKLSD for 20 business days. After 20 business days, the symbol will then change back to TKLS.

The Company expects that stockholders holding shares of Trutankless common stock at registered brokerage firms or at the transfer agent will have the Reverse Split transaction processed automatically in their accounts over the next few days. Stockholders holding physical stock certificates may request new certificates evidencing their post-Reverse Split shares by contacting the Company's transfer agent, Pacific Stock Transfer, at either info@pacificstocktransfer.com or 1-800-785-7782.

This release will be filed today by the Company with the Securities and Exchange Commission as an exhibit to Form 8-K

About Trutankless, Inc.:

Trutankless, Inc. (OTCQB: TKLS) is a technology-driven developer of accessible, next-generation home automation and efficiency systems. The Company's primary products are a line of electric tankless water heaters that surpasses traditional tank water heaters in energy efficiency, output, dependability and environmental sustainability. The Company sells its products to plumbing wholesale distributors and dealers throughout the United States. Trutankless, Inc. was founded in 2008 and is headquartered in Scottsdale, Arizona.

Please visit www.trutankless.com or call 855-TO-BUY-TRU.

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Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the release by Trutankless of its line of electric tankless water heaters or added key strategic sales and distribution partners are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, risks of the key strategic sales and distribution partners ability to sell our product, and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results.

SOURCE Trutankless, Inc.